EXHIBIT 5.1
[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]

December 15, 2005

Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Medis Technologies Ltd., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”), filed concurrently herewith, with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the registration of (i) $49,000,000 aggregate principal amount of 6% Senior Convertible Notes due 2010 (the “Notes”) of the Company and (ii) subject to adjustment as provided in the Indenture (as hereinafter defined), up to 2,832,384 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”), into which the Notes may be converted, each for offer and sale by the selling security holders identified in the prospectus comprising a part of the Registration Statement. The Notes were issued under an indenture (the “Indenture”), dated as of July 26, 2005, between the Company and Wachovia Bank, National Association, as Trustee.

In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Company, including organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of the Board of Directors and stockholders, as the case may be. We have also examined such certificates of public officials, certificates of officers of the Company, the Indenture, the Registration Statement and such other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

In making the aforesaid examinations, we have assumed (i) the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies and (ii) the corporate records furnished to us by the Company include all corporate proceedings taken by the Company, to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.    The Notes have been duly authorized by the Company and constitute valid and legal binding obligations of the Company, entitled to the benefits provided by the Indenture.

Medis Technologies Ltd.
December 15, 2005

2.    The Shares have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Indenture, will be duly and validly issued and fully paid and non-assessable.

Our opinions are subject to the effect of (i) Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws (including, in the latter case, the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP

By:	/s/ Ira I. Roxland
A Member of the Firm